UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2020, Brown & Brown, Inc. (the “Company”) completed the issuance and sale of $700,000,000 aggregate principal amount of the Company’s 2.375% Senior Notes due 2031 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and expenses, were approximately $693.3 million.

The Notes were offered and sold under the Company’s Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-248587) filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2020 (the “Registration Statement”). In connection with the issuance and sale of the Notes, the Company entered into an Underwriting Agreement, dated as of September 17, 2020, with J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC and Truist Securities, Inc., as representatives of the several underwriters named therein, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2020.

The Notes were issued pursuant to that certain Indenture, dated as of September 18, 2014, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated September 24, 2020 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Information concerning the Notes and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the SEC on September 21, 2020.

The Notes bear interest at the rate of 2.375% per year and will mature on March 15, 2031. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2021. The Notes are senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness.  The Company may redeem the Notes at any time in whole or, from time to time, in part at the “make whole” redemption price specified in the Prospectus Supplement for the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.  The form of note for the Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.  The Company will use the net proceeds of the offering of the Notes to repay a portion of the outstanding borrowings under the Company’s credit facility and for general corporate purposes.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur certain secured debt and consolidate, merge, or transfer substantially all of the Company’s assets to another entity.  The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains a covenant regarding the repurchase by the Company of the Notes upon a “change of control triggering event.”

The foregoing description of the Indenture and the Notes is qualified in its entirety by their respective terms. The Base Indenture, the Supplemental Indenture and the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

In connection with the issuance of the Notes, Holland & Knight LLP, counsel to the Company, delivered an opinion to the Company, dated September 24, 2020, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 18, 2014).

4.2	Third Supplemental Indenture, dated as of September 24, 2020, between Brown & Brown, Inc. and U.S. Bank National Association.

4.3	Form of Brown & Brown, Inc.’s 2.375% Notes due 2031.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.

Date: September 24, 2020	By:	/S/ R. ANDREW WATTS

R. Andrew Watts

Executive Vice President, Treasurer and

Chief Financial Officer